SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 21, 2005

Date of Report

(Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10254 (Commission File Number)	58-1493818 (IRS Employer Identification No.)

1600 First Avenue, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2005, Total System Services, Inc. (“Registrant”) and Richard W. Ussery, Chairman of the Board of Registrant, entered into a Consulting Agreement in connection with Mr. Ussery’s retirement as an executive employee pursuant to which Mr. Ussery will provide consulting and advisory services to Registrant. Mr. Ussery will be paid a consulting fee of $26,526 per month during the term of the Consulting Agreement, which term begins on July 1, 2005 and ends on June 30, 2006. In addition, Mr. Ussery will be entitled to the personal use of Registrant aircraft in accordance with the Synovus Financial Corp./Total System Services, Inc. Personal Use of Aircraft Policy during the term of the Consulting Agreement which, in general, will entitle Mr. Ussery to 20 hours of personal use of Registrant aircraft per year.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)

On April 21, 2005, Registrant announced the retirement of Richard W. Ussery, Chairman of the Board of Registrant, as an executive employee effective June 30, 2005. Mr. Ussery will continue to serve as a director and as Chairman of the Board of Registrant.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits

	Exhibit No.	Description
	10.1	Consulting Agreement of Richard W. Ussery

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“Registrant”)

Dated: April 21, 2005	By:/s/ Kathleen Moates Senior Deputy General Counsel Kathleen Moates

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